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                                                                   EXHIBIT 23.4






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 7, 1997, accompanying the financial statements of Pinnacle Management & Trust Company contained in the Definitive Proxy Statement dated December 6, 1999 of Pinnacle Global Group, Inc. on Schedule 14A, as supplemented by the Proxy Statement dated January 12, 2000, which is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."


                                                         /s/ GRANT THORNTON LLP
                                                             GRANT THORNTON LLP

Houston, Texas
May 22, 2000